SCHEDULE A
SCHEDULE OF PAYMENTS ON CORPORATE BOND TRACERS UNITS
The table below sets forth the anticipated Distribution Dates for the Corporate Bond
TRACERS Units and the anticipated distribution per Corporate Bond TRACERS Unit on each
Distribution Date. The schedule of payments will be amended upon the early redemption, repayment or Mandatory Liquidation of any Underlying Security. A revised schedule of payments will be filed with the SEC by the Trustee on Form 8-K and will be available from your
Morgan Stanley financial advisor upon request and the Trustee will provide notice of the change to holders of the Corporate Bond TRACERS.
As of December 26, 2012, the Unit Principal Balance of a Corporate Bond TRACERS
Unit is $560, the Moody's rating for the Corporate Bond TRACERS Units is Baa2 and the S&P
rating for the Corporate Bond TRACERS Units is BBB-. There will not be any scheduled payment of principal until the Distribution Date following January 15, 2013, the earliest date upon which any of the Underlying Securities mature.
The amounts set forth under "Scheduled Trust Payments of Interest" below reflect the deduction for expenses of an amount equal to 0.063% of the Unit Principal Balance from each scheduled monthly payment from the Payment Counterparty to the Trust as described under
"Description of Corporate Bond TRACERS Units -- Expenses" in the prospectus supplement.
Distribution Date (1)

Scheduled Trust
Payments of
Interest
Effective Rate of
Interest (2)
Scheduled
Payments
of
Principal
Unit
Principal
Balance (3)
Monthly on the 25th of each
month beginning October 27, 2003
to and including November 25,
2006
$4.350
5.220%
-
$1,000
December 26, 2006
$4.350
5.220%
$40
$1,000
January 25, 2007 to and including
September 26, 2011
$4.186
5.233%
-
$960
October 25, 2011
$4.186
5.233%
$40
$960
November 25, 2011 to and
including December 25,
2011
$3.949
5.150%
-
$920
January 25, 2012
$3.949
5.150%
$40
$920
February 27, 2012 to and including
March 25, 2012
$3.736
5.095%
$880
April 25,12
$3.736
5.095%
$40
$880
25-May-12
$3.736
5.095%
$840
June 25, 2012
$3.545
5.064%
$840
25-Jul-12
$3.545
5.064%
$40
$840
27-Aug-12
$3.362
5.042%
-
$800
25-Sep-12
$3.362
5.042%
$120
$800
25-Oct-12
$2.768
4.884%
$120
$680
26-Nov-12
$2.266
4.856%
-
$560
26-Dec-12
$2.266
4.856%
$160
$560
25-Jan-13
$1.571
4.713%
$120
$400
25-Feb-13
$1.057
4.530%
$160
$280
25-Mar-13
$0.424
4.243%
-
$120
25-Apr-13
$0.424
4.243%
-
$120
28-May-13
$0.424
4.243%
$80
$120
25-Jun-13
$0.154
4.627%
-
$40
25-Jul-13
$0.154
4.627%
$40
$40
(1)
If any Distribution Date is not a Business Day, the payment will be made on the next succeeding Business Day.
(2)
The October 27, 2003 Interest Payment will accrue from and including the Settlement Date to but excluding
October 27, 2003. The Effective Rate of Interest presented for each period is based on the applicable Unit Principal
Balance and not on the issue price of the Corporate Bond TRACERS Units.
(3)
The Unit Principal Balance is reduced following each scheduled payment of principal.